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                                  EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment to the Registration Statement on Form SB-2 filed with the SEC File # 333-123400, of our report dated September 15, 2003, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".


/s/ Marcum & Kleigman, LLP
----------------------------
MARCUM & KLIEGMAN, LLP
NEW YORK, NEW YORK
April 7, 2005